                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Cal Dive International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                [CAL DIVE LOGO]
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                            TELEPHONE: 281-618-0400

                                 April 6, 2001

Dear Shareholder:

     You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Tuesday, May 8, 2001 at 11:00 a.m. at the Hotel Sofitel, 425 N. Sam Houston Parkway, E., Houston, Texas 77060.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

     We invite you to join us beginning at 10:30 a.m. to view Cal Dive's new vessel and project displays and talk with our employees.

     YOUR VOTE IS IMPORTANT. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot attend the meeting in person, please complete and sign the enclosed proxy card and promptly return it in the envelope provided.

     We look forward to seeing you at the meeting.

                                                    Sincerely,

                                                 /s/ANDREW C. BECHER
                                                    Andrew C. Becher
                                                    Corporate Secretary

                                 VOTING METHOD

     If you are a shareholder of record, or hold shares through a Cal Dive stock plan, you may vote your shares by mail. You may also revoke your proxy any time before the Annual Meeting. Due to the very small number of our record Shareholders (non "street-name") we have elected to forgo the high cost of internet and telephone voting. To vote by mail:

     - Mark your selections on the proxy card.

     - Date and sign your name exactly as it appears on your proxy card.

     - Mail the proxy card in the enclosed postage-paid envelope.

     If your shares are held in "street name" through a broker, bank or other third party, you will receive instructions from that third party (who is the holder of record) that you must follow in order for your shares to be voted.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                 E-DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

     Cal Dive is pleased to offer shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will save Cal Dive costs of printing and mailing them. Shareholders whose shares are registered directly in their name or through a Cal Dive stock plan can enroll at the Web site www.caldive.com at "Investor Relations," "SEC Filings." Shareholders whose shares are held in street name by a broker or bank also may be eligible to participate, depending on whether their broker or bank offers electronic delivery. Street Name shareholders who are not given the opportunity to enroll should contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year's proxy materials at www.caldive.com.

                          CAL DIVE INTERNATIONAL, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

TIME:...............................     11:00 a.m. (CDT) on Tuesday, May 8,
                                         2001

PLACE:..............................     Hotel Sofitel
                                         Toulouse Room
                                         425 N. Sam Houston Parkway, E.
                                         Houston, Texas 77060

ITEMS OF BUSINESS:..................     1. To elect two (2) Class I Directors.

                                         2. To take action on any other business
                                         that may properly be considered at the
                                         Meeting or any adjournment thereof.

RECORD DATE:........................     You may vote at the Meeting if you are
                                         a shareholder of record at the close of
                                         business on March 26, 2001.

VOTING BY PROXY:....................     If you cannot attend the Meeting, you
                                         may vote your shares by completing and
                                         promptly returning the enclosed proxy
                                         card in the envelope provided.

ANNUAL REPORT:......................     Cal Dive's 2001 Annual Report and Form
                                         10-K, which are not part of the proxy
                                         soliciting material, are enclosed.

                                            By Order of the Board of Directors,

                                            /s/ ANDREW C. BECHER
                                               Andrew C. Becher
                                               Corporate Secretary

      This Notice of Meeting, Proxy Statement and accompanying proxy card are being distributed on or about April 6, 2001.

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS....................    i
GENERAL INFORMATION ABOUT THE MEETING AND VOTING............    1
ELECTION OF DIRECTORS
  Directors and Nominees....................................    3
  Committees of the Board and Meetings......................    5
  Director Compensation.....................................    6
  Certain Transactions......................................    7
REPORT OF AUDIT COMMITTEE...................................    7
SHARE OWNERSHIP INFORMATION
  5% Owners.................................................    8
  Management Shareholdings..................................    9
  Section 16(a) Beneficial Ownership Reporting Compliance...    9
SHAREHOLDER RETURN PERFORMANCE GRAPH........................   10
REPORT OF THE COMPENSATION COMMITTEE ON FISCAL 2000
  EXECUTIVE COMPENSATION....................................   11
EXECUTIVE COMPENSATION
  Summary Compensation Table................................   13
  Option Grants in Last Fiscal Year.........................   14
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End...............................................   14
  Employment and Change in Control Arrangements.............   15
  Omnibus Reconciliation....................................   15
OTHER INFORMATION...........................................   16
APPENDIX A -- AUDIT COMMITTEE CHARTER.......................  A-1

                             YOUR VOTE IS IMPORTANT

     If you are a shareholder of record, please complete, date and sign your proxy card and return it as soon as possible in the enclosed envelope. If not, please respond promptly when you receive your materials from your broker.

                                [CAL DIVE LOGO]

                          CAL DIVE INTERNATIONAL, INC.
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                            TELEPHONE: 281-618-0400

                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 8, 2001

                             ---------------------

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Cal Dive International, Inc. of proxies to be voted at Cal Dive's Annual Meeting of Shareholders to be held on May 8, 2001, and at any adjournment of the meeting.

                GENERAL INFORMATION ABOUT THE MEETING AND VOTING

WHO MAY VOTE AT THE MEETING?

     The Board has set March 26, 2001 as the record date for the meeting. If you were the owner of Cal Dive common stock at the close of business on March 26, 2001, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

     - Held directly in your name with our transfer agent, Wells Fargo Bank Minnesota, N.A., as "shareholder of record"

     - Held for you in an account with a broker, bank or other nominee (shares held in "street name")

     - Credited to your account in the Company's 401(k) Supplemental Retirement Plan or Employee Stock Ownership Plan.

     Each share of our common stock has one vote on each matter to be voted on.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

     A majority of Cal Dive's outstanding common shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 30,390,961 shares of Cal Dive common stock outstanding. Shares are counted as present at the meeting if you:

     - are present and vote in person at the meeting; or

     - have properly submitted a proxy card.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

     There is only one matter currently scheduled to be voted on at the meeting; the election of two "Class I" directors.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

     The election of each director nominee requires the affirmative "FOR" vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. Any other proposal being voted on requires the affirmative "FOR" vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.

HOW ARE VOTES COUNTED?

     You may either vote "FOR," "AGAINST" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "WITHHOLD" on any other proposals. If you withhold authority to vote on the election of directors, your shares will not be considered entitled to vote on the election of directors. If you abstain from voting on the other proposals, it has the same effect as a vote against those proposals. If you just sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each director nominee and "FOR" each of the other proposals.

     If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a "broker non-vote" occurs. Shares that constitute broker non-votes are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

     Cal Dive's Board recommends that you vote your shares "FOR" each of the director nominees.

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

     Whether you hold shares directly, in a Cal Dive stock plan or in street name, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record or hold shares through a Cal Dive stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. If you are a shareholder of record or hold stock through a Cal Dive stock plan, you may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

     For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the internet. If you provide specific voting instructions by mail, telephone or the internet, your shares will be voted by your broker or nominee as you have directed.

HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

     If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

     Even if you plan to attend the meeting, we encourage you to vote by proxy card, telephone or internet so your vote will be counted even if you later decide not to attend the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

MAY I CHANGE MY VOTE?

     Yes. You may change your vote and revoke your proxy by:

     - Sending a written statement to that effect to the Corporate Secretary of Cal Dive

     - Submitting a properly signed proxy card with a later date

     - Voting in person at the Annual Meeting

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

     The Board of Directors is divided into three classes of equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Owen Kratz and Bernard J. Duroc-Danner are the directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2004 annual meeting or until their successors are elected and qualified. Both of the nominees are currently directors and were elected to the Board of Directors by the shareholders. The Board consists of 6 members.

     Both of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2004 (CLASS I):

                        Owen Kratz                                                        Director
                        since 1990
                        Chairman of the Board and Chief Executive Officer,                       age
                        46
                        Cal Dive International, Inc.
[PHOTO]
                        Mr. Kratz is Chairman and Chief Executive Officer of Cal Dive International,
                        Inc. He was appointed Chairman in May 1998 and has served as the Company's
                        Chief Executive Officer since April 1997. Mr. Kratz served as President from
                        1993 until February 1999, and a Director since 1990. He served as Chief
                        Operating Officer from 1990 through 1997. Mr. Kratz joined the Company in
                        1984 and has held various offshore positions, including saturation (SAT)
                        diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche.
                        Prior to 1982, he was a superintendent for Santa Fe and various international diving companies and a saturation diver in the North Sea. An avid sailor in his free time, Mr. Kratz owns various Lasers, a J-22 and two
                        One-Design 35 boats. He was named Yachtsman of the Year for Galveston Bay.

                        Bernard J. Duroc-Danner                                          Director
                        since 1999
                        Chairman of the Board and                                                age
                        47
                        Chief Executive Officer, and President,
[PHOTO]                 Weatherford International, Inc.
                        Mr. Duroc-Danner has served on the Company's Board of Directors since
                        February, 1999. Mr. Duroc-Danner is the Chairman, CEO and President of
                        Weatherford International, Inc. Previous to its merger with Weatherford, Mr.
                        Duroc-Danner was President and Chief Executive Officer of EVI, Inc. where he was directly responsible for the company's 1987 start up in the oilfield service and equipment business. Mr. Duroc-Danner also serves as Chairman of the Board of Grant Prideco and as director of Parker Drilling Company, a provider of contract drilling and drilling services and Universal
                        Compression, a provider of rental, sales, operations, maintenance and fabrication services and products to the domestic and international natural gas industry. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton
                        (University of Pennsylvania).

              THE BOARD RECOMMENDS A VOTE FOR THESE TWO NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL 2002 (CLASS III):

                        Martin Ferron                                                      Director
                        since 1998
                        President and Chief Operating Officer,                                   age
[PHOTO]
                        44
                        Cal Dive International, Inc.
                        Mr. Ferron has served on the Company's Board of Directors since September
                        1998. Mr. Ferron became President in February 1999 and has served as Chief
                        Operating Officer since January 1998. Mr. Ferron has twenty-two years of worldwide experience in the oilfield industry, seven of which were in senior management positions with McDermott Marine Construction and Oceaneering
                        International Services Limited. Mr. Ferron has a Civil Engineering degree, a
                        Masters Degree in Marine Technology, and an MBA and is a Chartered Civil
                        Engineer.
                        Gordon F. Ahalt                                                    Director
                        since 1990
                        Retired Investor                                                         age
[PHOTO]
                        72
                        Mr. Ahalt has served on the Company's Board of Directors since July 1990 and has extensive experience in the oil and gas industry. Since 1982, Mr. Ahalt was the President of GFA, Inc., a petroleum industry management and financial consulting firm. From 1977 to 1980, he was President of the
                        International Energy Bank, London, England. From 1980 to 1982, he served as
                        Senior Vice President and Chief Financial Officer of Ashland Oil Company.
                        Prior thereto, Mr. Ahalt spent a number of years in executive positions with
                        Chase Manhattan Bank. Mr. Ahalt serves as a director of The Houston
                        Exploration Co., Bancroft & Elsworth Convertible Funds and other private investment funds.

DIRECTORS CONTINUING IN OFFICE UNTIL 2003 (CLASS II):

                        S. James Nelson, Jr.                                               Director
                        since 1990
                        Vice Chairman,                                                           age
[PHOTO]
                        58
                        Cal Dive International, Inc.
                        Mr. Nelson is Vice Chairman and has been a Director of the Company since
                        1990. He was named Vice Chairman in October 2000 and prior thereto he was
                        Executive Vice President and Chief Financial Officer from 1990 to 2000. From
                        1985 to 1988, Mr. Nelson was the Senior Vice President and Chief Financial
                        Officer of Diversified Energies, Inc., the former parent of Cal Dive, at which time he had corporate responsibility for the Company. From 1980 to
                        1985, Mr. Nelson served as Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company. From 1966 to 1980, Mr.
                        Nelson was employed with Arthur Andersen L.L.P. and from 1976 to 1980, he was a partner serving on the firm's worldwide oil and gas industry team. Mr.
                        Nelson received his undergraduate degree from Holy Cross College (B.S.) in
                        1964 and a masters in business administration (M.B.A.) from Harvard
                        University in 1966.
                        William L. Transier                                                Director
                        since 2000
                        Executive Vice President and Chief Financial Officer,                    age
[PHOTO]
                        46
                        Ocean Energy
                        Mr. Transier has served on our Board of Directors since October 2000. He is
                        Executive Vice President and Chief Financial Officer for Ocean Energy, Inc.
                        and oversees treasury, investor relations, human resources, and marketing and trading. He began his current position in 1999 following the merger between Ocean Energy and Seagull Energy Corporation. Previously, he served as Executive Vice President and Chief Financial Officer for Seagull and
                        prior thereto in the audit department of KPMG LLP. He graduated from the
                        University of Texas and has a Masters in Business Administration from Regis
                        University. He is also a director of Metals USA.

                      COMMITTEES OF THE BOARD AND MEETINGS

     The Board has established the following three (3) committees:

AUDIT COMMITTEE

     - Reviews the adequacy of accounting and audit principles and practices and of compliance assurance procedures and internal controls

     - Reviews nonaudit services performed by auditors to maintain auditors' independence

     - Reviews scope of annual audit and internal audit program

     - Reviews Cal Dive's annual financial statements

     - Meets independently with management and independent auditors

COMPENSATION COMMITTEE

     - Reviews compensation philosophy and major compensation and benefits programs for employees

     - Oversees the stock option and employee stock purchase plans

     - Reviews executive officer compensation

NOMINATING COMMITTEE

     - Evaluates qualifications and candidates for positions on the Board

     - Considers and recommends to the full Committee criteria for selecting new directors, nominees for Board membership and whether a director should be invited to stand for re-election

     The following table summarizes the membership of the Board and each of its committees as well as the number of times each met during the year ending December 31, 2000.

                                                   BOARD      AUDIT    COMPENSATION   NOMINATING
                                                -----------   ------   ------------   ----------
Mr. Kratz.....................................     Chair        --        --           Member
Mr. Ferron....................................    Member        --       Chair           --
Mr. Nelson....................................    Member      Member      --             --
Mr. Ahalt.....................................    Member      Member    Member           --
Mr. Duroc-Danner..............................    Member      Member    Member         Chair
Mr. Transier..................................    Member      Chair       --           Member
Number of 2000 Meetings (Regular/Special).....       6          2          2             1
                                                (2 Special)

     Each director attended 75% or more of the total meetings of the Board and Board committees on which the director served (held during the period he served as a director).

                             DIRECTOR COMPENSATION

     The Cal Dive International, Inc. non-employee director compensation plan has three components: an annual director fee, expenses and stock options.

     The Company pays the reasonable out-of-pocket expenses incurred by each Director in connection with attending the meetings of the Board of Directors and any committee thereof and of meetings of the Board of a subsidiary. In addition, in 2000 the Company paid its Directors (other than three employed by the Company) a directors fee of $20,000 per year and $1,000 per Board Meeting for attending each of four regularly scheduled quarterly meetings. Furthermore, each of those outside Directors received a fee of $1,000 ($1,250 for the Chair) for each committee meeting attended.

     Pursuant to the Company's 1995 Long Term Incentive Compensation Plan, as amended (the "1995 Plan"), each director receives at the time they join the Board options to purchase 44,000 shares of the Common Stock of the Company at an exercise price equal to the fair market value of the Common Stock on the date of grant. As with other Company options, these vest equally over five years and expire on their tenth anniversary. As of March 26, 2001, options for 44,000 shares were outstanding to each of Bernard J. Duroc-Danner, Gordon F. Ahalt and William L. Transier.

                              CERTAIN TRANSACTIONS

     During the year the Company announced a strategic initiative whereby both the E&P and service company work together in a collaborative effort to maximize the financial return of the underlying asset, oil and gas reserves. On the first execution of this strategy, the Company took a 20% working interest in Gunnison, a deepwater prospect of Kerr-McGee Oil & Gas Corporation through its ERT subsidiary. Given the corporate policy that CDI shareholders will not be exposed to exploratory risks, effective April 1, 2000, the Company entered into a transaction with OKCD Investments, LTD. ("OKCD") pursuant to which OKCD agreed to provide up to $15 million of exploratory funding for Gunnison. The limited partners of OKCD, all of whom are members of Cal Dive's senior management, will receive a 25% overriding royalty interest in the Company's 20% working interest for assuming this risk. Cal Dive funding commences only upon the announcement of a sanctioned commercial development. In addition, the Gunnison Joint Operating Agreement provides that the Company will collaborate with working interest owners Kerr-McGee and Nexen Petroleum USA in the planning and execution of specified subsea construction work. Owen Kratz, the Company's Chairman and owner of the General Partner of OKCD, has awarded OKCD interests aggregating 39% to key CDI employees as a bonus incentive to continue employment at Cal Dive.

     Having access to outside funding for exploratory projects also enabled ERT to drill a deep exploratory target well at our Vermilion 201 block in the fourth quarter. In a manner similar to Gunnison, the exploratory risk was borne by a Texas Limited Partnership, Bullfrog Vermilion, LTD., with the Limited Partners consisting of Company management and outside industry sources. While the primary deep target well was dry, the drilling proved up ERT behind pipe oil reserves while adding roughly 2 BCF equivalent from a shallow location. Effective January 1, 2001 ERT acquired approximately 55% of Bullfrog Vermilion, LTD. interests in the reserves discovered for $2.5 million.

     It is expected that other oil and gas exploratory opportunities will occur in the future and that further affiliated entities may be formed to fund such exploratory drilling. The Board has adopted guidelines for such affiliate transactions and believes that the foregoing transactions were consistent with the guidelines and were at least as favorable to the Company and ERT as could have been obtained from other outside third parties (obtaining a proposal from outside third parties is one requirement of the Board's guidelines for such transactions). CDI intends that the terms of future transactions or agreements between it and any affiliated entities will be at least as favorable as the Company could have obtained from outside third parties in addition to meeting other of its guidelines.

                           REPORT OF AUDIT COMMITTEE

     The functions of the Audit Committee are focused on the following areas:

     We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel.

     We regularly meet privately with independent auditors who have unrestricted access to the Committee.

     We also review the recommendation of management as to the appointment of the independent auditors and review periodically their performance and independence from management. The Directors who serve on the Committee comply with NASDAQ listing standards.

     The Board has adopted a written charter setting out the audit related functions the Committee is to perform. You can find a copy of that charter attached to this proxy statement as Appendix A.

     Management has primary responsibility for the Company's financial statements and the overall reporting process including the Company's system of internal controls.

     The independent auditors review the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met with both management and Arthur Andersen L.L.P, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     We have received from and discussed with Arthur Andersen, L.L.P. the written disclosure and the letter required by Independence Standards Board Standards No. 1 (Independence discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Arthur Andersen any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     For the year ended December 31, 2000, the Company paid Arthur Andersen L.L.P., its independent auditors, approximately $107,500 for audit fees and $169,020 for tax and consulting services, respectively. The Audit Committee concluded that the foregoing non-audit services did not adversely affect the independence of Arthur Andersen L.L.P.

     Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the Company's Form 10-K for the fiscal year ended December 31, 2000.

        William L. Transier (Chairman)
        Bernard J. Duroc-Danner
        Gordon F. Ahalt
        S. James Neson, Jr.

                          SHARE OWNERSHIP INFORMATION

     5% OWNERS. The following table sets forth information as to the only persons (or entities) known by the Company to have beneficial ownership, as of December 31, 2000, of more than 5% of the outstanding shares of Company Common Stock, other than Owen Kratz whose beneficial ownership is disclosed below under "Management Shareholdings." As of March 26, 2001, the Company had 32,390,961 shares outstanding. To the Company's knowledge, all shares shown as beneficially owned are held with sole voting power and sole dispositive power unless otherwise indicated. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information furnished to the Company by the person listed.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT OF
NAME AND ADDRESS(1)                                              OWNED         CLASS
-------------------                                           ------------   ----------
Zurich Scudder Investments, Inc. ...........................   2,358,700         7%
  Two International place Boston, MA 02110
AIM Management Group, Inc. .................................   2,192,940         7%
  11 Greenway Plaza, Suite 100
  Houston, Texas 77046

---------------

(1) As of September 25, 2000, Coflexip sold its 23.5% position in the Company at a price net of costs of $26.31 per share (post-split). The Company completed a 2 for 1 stock split effective November 13, 2000.

     Management Shareholdings. The following table shows the number of shares of Cal Dive common stock beneficially owned as of March 26, 2001 by Cal Dive's directors, executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group.

                                                                                 OF SHARES BENEFICIALLY
                                                                               OWNED, AMOUNT THAT MAY BE
                                                    AMOUNT AND NATURE OF       ACQUIRED WITHIN 60 DAYS BY
NAME OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP (1)(2)        OPTION EXERCISE
------------------------                         ---------------------------   --------------------------
Owen Kratz.....................................           2,592,958                     100,000
Martin R. Ferron...............................              18,000                       8,000
S. James Nelson................................              80,000                         -0-
Gordon F. Ahalt................................              24,000                         -0-
Johnny Edwards.................................                 -0-                         -0-
Louis Tapscott.................................              14,000                      14,000
Bernard Duroc-Danner...........................              17,600                         -0-
William Transier...............................                 -0-                         -0-

---------------

(1) Only one director or executive officer, Owen Kratz, beneficially owns more than 1% of the shares outstanding. Mr. Kratz owns approximately 8% of the outstanding shares. Cal Dive's directors and executive officers as a group beneficially own approximately 9% of the shares outstanding and that group plus employees own approximately 14% of the shares outstanding.

(2) Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before May 26, 2001).

(3) Mr. Ferron disclaims beneficial ownership of 20,000 shares included in the above table which are held by the Uncle John Limited Partnership, an entity he controls of which he is the General Partner.

     Section 16(a) Beneficial Ownership Reporting Compliance. Based upon a review of reports and written representations furnished to it, Cal Dive believes that during fiscal year 2000 all filings with the Securities and Exchange Commission by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Cal Dive's common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period since December 31, 1997 to the cumulative total shareholder return for (i) all U.S. stocks quoted on the NASDAQ Stock Market as measured by the NASDAQ Composite Index ("NASDAQ"), assuming the reinvestment of dividends; (ii) the Philadelphia Oil Service Sector index ("OSX"), a price-weighted index of leading oil service companies, assuming the reinvestment of dividends; and (iii) a peer group selected by the Company ("Peer Group") consisting of the following companies, each of which is in the offshore construction business or the offshore oil and gas support services business, or both businesses: Coflexip Offshore, Global Industries. Ltd., Horizon Offshore, Inc., Oceaneering International, Inc., Stolt Comex Seaway S.A. and McDermott International, Inc. The returns of each member of the Peer Group have been weighted according to each individual company's equity market capitalization as of December 31, 2000 and have been adjusted for the reinvestment of any dividends. The Company believes that the members of the Peer Group provide services and products more comparable to those of the Company than those companies included in the OSX. The graph assumes $100 was invested on December 31, 1997 in the Company's Common Stock at the closing price on that date price and on December 31, 1997 in the three indices presented. The Company paid no dividends during the period presented. The cumulative total percentage returns for the period presented were as follows: Company Common Stock, 117%; the NASDAQ Composite Index, 57%; the OSX, 9%; and the Peer Group, (4)%. These results are not necessarily indicative of future performance.

    COMPARISON OF THREE YEAR CUMULATIVE TOTAL RETURN AMONG CAL DIVE, NASDAQ,
                               PEER GROUP AND OSX

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------------------
                            Dec-97       Jun-98       Dec-98       Jun-99       Dec-99       Jun-00       Dec-00
-------------------------------------------------------------------------------------------------------------------
 Cal Dive                    $100        $112.5       $ 84.7       $121.9       $135.2       $221.2       $217.3
 Peer Group                   100         105.6         53.1         76.7         60.2        100.3         96.2
 Oil Service Index            100          78.2         45.1         68.9         75.2        105.2        109.1
 NASDAQ                       100         120.7        139.6        171.1        259.1        252.6        157.3

                    REPORT OF THE COMPENSATION COMMITTEE ON
                       FISCAL 2000 EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation Committee of the Board of Directors (the "Committee") is composed of the Company's three (3) independent non-employee Directors and one management Director Martin Ferron, the Company's President, who acts as Chair. The Committee is responsible for establishing the compensation policies and administering the compensation programs for Cal Dive's executive officers and other key employees and administers the grant of stock-based awards under the Company's 1995 Long Term Incentive Compensation Plan. The Committee periodically engages independent compensation consultants to assist them in this process. In carrying out its duties, the Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of Cal Dive and its shareholders.

COMPENSATION PHILOSOPHY

     The compensation program for executive officers is designed to

     - provide a competitive total compensation package that enables the Company to hire, develop, reward and retain key executives

     - tie bonuses and executive compensation to the Company's annual business objectives, strategies and stockholder value. The Company's compensation philosophy is also intended to reward individual initiative and achievement, and to assure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations and Common Stock performance.

     Base Salary. The Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, the level of responsibility, the scope and complexity of the position and competitive practice.

     Annual Incentive Bonus. Executive officers are eligible for annual incentives under the shareholder approved Management Incentive Plan. In order to link a portion of executive compensation to Company performance, the Committee determined to continue during 2000 an annual bonus plan under which each officer, the Company's profit center managers and other bay employees could earn an annual bonus of between approximately 30% to 100% of salary based on the quality of the individual's performance and the attainment of pre-established revenue and profit goals by the Company as a whole and by individual profit centers. The exact amount of the bonus paid to the executive officers is determined by the Compensation Committee. In 2000, despite strong performance relative to others in our industry, no one in the marine contracting group received a bonus due to the Company's failure to achieve required income levels. ERT and the administrative group (including executive officers), however, surpassed its 2000 performance objectives and paid bonuses aggregating approximately $3.4 million.

     Long Term Incentive. Another element of the Committee's performance-based compensation philosophy is the 1995 Incentive Compensation Plan. The purpose of the Plan is to link the interests of management to the interests of stockholders and focus on intermediate and long-term results. Stock option grants are typically made at 100% of the market value of the stock on the date of the award, are not exercisable during the first year after the award and are exercisable thereafter under a vesting schedule selected by the Committee that specifies the number of the options becoming exercisable each year throughout the schedule. The size of option grants is determined subjectively, generally in approximate proportion to the officer's level of responsibility and experience.

     Compensation of Chief Executive Officer. The CEO's compensation consists of base salary, annual incentive and long-term incentives. Pay levels and opportunity are established by the Committee in the same manner as for other executive officers described above.

     The Company and Mr. Kratz entered into a multi-year employment agreement (the "Agreement") effective February 28, 1999. Pursuant to the provisions of the Agreement, Mr. Kratz's annual salary is $280,000 as Chairman and Chief Executive Officer. Mr. Kratz's salary is subject to review by the Board of Directors annually. Mr. Kratz is also entitled to participate in all profit sharing, incentive, bonus and other employee benefit plans made available to the Company's executive officers but does not have the right to cause the Company to purchase his shares. Mr. Kratz's agreement contains the same "Good Cause" and "Change of Control" provisions as described under "Executive
Compensation -- Summary of Employment Contracts".

     Under the Agreement, Mr. Kratz is eligible for an annual bonus up to 100% of his base salary upon the attainment of certain Company-wide performance goals (where exceeding those goals can cause the bonus to exceed 100%), the amount of which is to be determined by the Compensation Committee. Pursuant to the terms of the Agreement and in consideration of previous agreements which were canceled, Mr. Kratz was granted options to purchase 500,000 shares of Common Stock beginning April 11, 1998 at an option exercise price of $4.75 per share. Such options are exercisable in installments of 100,000 shares each year over five years.

     During 2000, the Board of Directors approved a "Stock Option in Lieu of Salary Program" for Mr. Kratz. Under the terms of the program, Mr. Kratz may annually elect to receive non-qualified stock options (with an exercise price equal to the closing stock price on the date of grant) in lieu of cash compensation with respect to his base salary and any bonus earned under the annual incentive compensation program. The number of shares granted is determined utilizing the Black Scholes valuation model as of the date of grant with a risk premium included. Mr. Kratz made such election for 2000 and 2001 resulting in a total of 115,000 shares being granted during 2000 (55,000 of which related to a bonus earned under the annual incentive compensation program).

     At the end of Mr. Kratz's employment with the Company, the Company may, in its sole discretion under the Agreement, elect to trigger a non-competition covenant pursuant to which Mr. Kratz will be prohibited from competing with the Company in various geographic areas for a period of up to five years. The amount of the noncompetition payment to Mr. Kratz under the Agreement will be his base salary plus insurance benefits for the non-competition period.

CONCLUSION

     Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides incentive to attain strong financial performance and is strongly aligned with shareholder interests. The Committee believes that Cal Dive's compensation program directs the efforts of Cal Dive's executive officers toward the continued achievement of growth and profitability for the benefit of the Company's shareholders.

          COMPENSATION COMMITTEE:

        Martin R. Ferron, Chair
        Gordon F. Ahalt
        Bernard J. Duroc-Danner

                             EXECUTIVE COMPENSATION

     The following table provides a summary of the cash and non-cash compensation for each of the last years ended December 31, 2000 for each of (i) the chief executive officer and (ii) each of the four most highly compensated executive officers of the Company during 2000 other than the chief executive officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                     ------------
                                         ANNUAL COMPENSATION          SECURITIES
                                    ------------------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS(2)(3)    OPTIONS(#)    COMPENSATION(1)
---------------------------         ----   --------    -----------   ------------   ---------------
Owen Kratz........................  2000   $ 35,000(4)  $     --(4)    115,000(4)       $  875
  Chairman and Chief                1999    280,000      310,624            --           4,000
  Executive Officer                 1998    259,359      161,242            --           4,000
Martin R. Ferron..................  2000   $160,000     $     --        40,000          $4,000
  President and Chief               1999    160,000      149,069            --           4,000
  Operating Officer                 1998    148,000           --        75,000           2,646
S. James Nelson...................  2000   $200,000     $     --            --          $4,250
  Vice Chairman                     1999    200,000      221,874            --           4,000
                                    1998    183,035      126,760            --           4,000
Johnny Edwards....................  2000   $ 93,632     $368,602            --          $   --
  President, ERT                    1999     90,863      111,640            --           4,000
                                    1998     89,755      285,317            --           4,000
Louis L. Tapscott.................  2000   $151,424     $     --            --          $3,786
  Senior Vice President             1999    151,424       79,852            --           2,627
                                    1998    152,625       63,120            --           4,000

---------------

(1) Consists of matching contributions by the Company through its 401(k) Plan. The Company's Retirement Plan is a 401(k) savings plan under which the Company currently matches 50% of employees' pre-tax contributions up to 5% of salary.

(2) The Bonus paid in a fiscal year is based on the previous year's performance.

(3) In 2000, despite strong performance relative to others in our industry, only a few employees in the subsea received a bonus due to the Company's failure to achieve required net income levels. ERT and the administrative group, however, surpassed its 2000 performance objectives and paid bonuses aggregating approximately $3.4 million.

(4) Mr. Kratz elected to receive non-qualified stock options (with an exercise price equal to the closing stock price on the date of grant) in lieu of his base salary (beginning February 18, 2001) and bonus earned under our "Stock Option in Lieu of Salary Program." Mr. Kratz's election for 2000 and 2001 resulted in a total of 115,000 shares being granted during 2000 (55,000 of which related to a bonus earned under the 2000 annual incentive compensation program).

STOCK OPTIONS

     The following table sets forth information with respect to all stock options granted in 2000 by the Company to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS                                  GRANT
                                      --------------------------                           DATE VALUE
                                          (B)           (C)                                ----------
                                       NUMBER OF     % OF TOTAL      (D)                      (F)
                                      SECURITIES      OPTIONS      EXERCISE                GRANT DATE
                                      UNDERLYING     GRANTED TO    OR BASE       (E)        PRESENT
(A)                                     OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION     VALUE
NAME                                  GRANTED (#)   FISCAL YEAR     ($/SH)       DATE        ($)(2)
----                                  -----------   ------------   --------   ----------   ----------
Owen Kratz..........................    60,000            7%       $18.0625     2/18/03     $466,667
Owen Kratz..........................    55,000            7%         19.625    11/30/03      489,500
Martin R. Ferron....................    40,000            5%          19.50     4/17/05      446,000

---------------

(1) The stock options granted in 2000 by the Company to the Named Executive Officers are not immediately exercisable. One-fifth of the number of stock options covered by each such grant will become exercisable on the first through fifth anniversaries of the respective date of grant thereof. Such stock options will, however, become immediately exercisable in their entirety upon the occurrence of certain events specified in the 1995 Long Term Incentive Compensation Plan.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 2000 by the Company to Messrs. Kratz and Ferron. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $7.78, $8.90 and $11.15, respectively. The following facts and assumptions were used in making such calculation: (a) an unadjusted exercise price of $18.0625, $19.625 and $19.50, respectively for each such stock option; (ii) a fair market value of $18.0625, $19.625 and $19.50, respectively for one share of Company Common Stock on the date of grant;
    (iii) no dividend yield; (iv) a stock option term of 3 years, 3 years and 5 years, respectively; (v) a stock volatility of 62%, based on an analysis of weekly closing stock prices of shares the Company since going public in July, 1997 and of the Company's peer group Common Stock for the three years preceding the date of grant; and (vi) an assumed risk-free interest rate of 5%, which approximates to the yield on a five-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value was multiplied by the total number of stock options granted to Messrs. Kratz and Ferron to determine the total grant date present value of such stock options granted to Messrs. Kratz and Ferron.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING
                                                                   UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                                                                       FY-END (#)         IN-THE-MONEY OPTIONS AT
                                 SHARES ACQUIRED      VALUE           EXERCISABLE/        FY-END ($) EXERCISABLE/
NAME                             ON EXERCISE(#)    REALIZED ($)       UNEXERCISABLE            UNEXERCISABLE
----                             ---------------   ------------   ---------------------   -----------------------
Owen Kratz.....................          --          $     --        405,000/210,000       $7,525,625/$4,560,625
Martin R. Ferron...............      30,000(1)        116,250             --/130,000               --/ 1,942,500
S. James Nelson................          --                --           --/--                     --/--
Johnny Edwards.................          --                --           --/--                     --/--
Louis L. Tapscott..............      28,000           284,375             --/ 56,000               --/ 1,225,000

---------------

(1) Includes exercisable options to purchase an aggregate of 20,000 shares transferred to members of Mr. Ferron's immediate family. Mr. Ferron disclaims beneficial ownership of such options.

SUMMARY OF EMPLOYMENT CONTRACTS

     Four of the Company's named Executive Officers, Owen Kratz, Martin R. Ferron, S. James Nelson and Louis L. Tapscott have entered into employment agreements with the Company. Each of Messrs. Ferron, Nelson and Tapscott's contracts have similar terms involving salary, bonus and benefits (with amounts that vary due to their responsibilities) but none of them have the right to cause the Company to purchase his shares. Mr. Kratz's contract is described under "Report of the Compensation Committee for Fiscal Year 2000 Executive Compensation." Mr. Edwards' contract as President of ERT is different than other CDI contracts as it runs year-to-year and covers salary, benefits and a profit sharing bonus program based upon ERT's financial performance. The bonus is based on a percentage of ERT's pre-tax net income.

     Each of the employment agreements provide, among other things, that until the later of February 28, 2005 or the first or second anniversary date of termination of the executive's employment with the Company (depending on the event of termination), the executive shall not, directly or indirectly either for himself or any other individual or entity, participate in any business which engages or which proposes to engage in the business of providing diving services in the Gulf of Mexico or any other business actively engaged in by the Company on the date of termination of employment, so long as the Company continues to make payments to such executive, including his base salary and insurance benefits received by senior executives of the Company. The Company also entered into employment agreements with eight of the Company's other senior officers substantially similar to the above agreements.

     If an Executive Officer terminates his employment for "Good Cause" or is terminated without cause during the two year period following a "Change of Control," CDI would (a) make a lump sum payment to him of two times the sum of the annual base salary and annual bonus paid to the officer with respect to the most recently completed fiscal year, (b) all options held by such officer under the CDI 1995 Long Term Incentive Plan would vest, and (c) he would continue to receive welfare plan and other benefits for a period of two years or as long as such plan or benefits allow. For the purposes of the employment agreements, "Good Cause" includes both that (a) the CEO or COO shall cease employment with CDI and (b) one of the following: (i) a material change in the officer's position, authority, duties or responsibilities, (ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), (iii) certain breaches of the agreement. Each agreement also provides for payments to officers as part of any "Change of Control." A "Change of Control" for purposes of the agreements would occur if a person or group becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the combined voting power of the Company's then outstanding securities. The agreements provided that if any payment to one of the covered officers will be subject to any excise tax under Code Section 4999, a "gross-up" payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     Under Section 162(m) of the Code, as amended, no deduction by a publicly held corporation is allowed for compensation paid by the corporation to its most highly compensated executive officers to the extent that the amount of such compensation for the taxable year for any such individual exceeds $1 million.
Section 162(m) provides for the exclusion of compensation that qualifies as performance-based from the compensation that is subject to such deduction limitation. Incentive compensation granted through the Company's Stock Option Plan may also qualify as performance-based compensation if additional requirements are met. The Company anticipates that the components of individual annual compensation for each highly compensated executive officer that do not qualify for any exclusion from the deduction limitation of Section 162(m) will not exceed $1 million and will therefore qualify for deductibility.

                               OTHER INFORMATION

EXPENSES OF SOLICITATION

     Cal Dive will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Cal Dive, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     In order for a shareholder proposal to be considered for inclusion in Cal Dive's proxy statement for the 2002 Annual Meeting, the written proposal must be received by the Corporate Secretary, Andrew C. Becher, at the Company's offices no later than January 8, 2002. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

     All submissions to, or requests from, the Corporate Secretary should be made to the Company's principal offices at 400 N. Sam Houston Parkway, E., Suite 400, Houston Texas 77060.

OTHER

     Cal Dive's 2000 Annual Report on Form 10-K, including financial statements, is being sent to shareholders of record as of March 26, 2002, together with this Proxy Statement.

     CAL DIVE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: CORPORATE SECRETARY, CAL DIVE INTERNATIONAL, INC., 400 N. SAM HOUSTON PARKWAY, E., SUITE 400, HOUSTON TEXAS 77060.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

                                            By Order of the Board of Directors,

                                            /S/ Andrew C. Becher
                                                      Andrew C. Becher
                                                    Corporate Secretary
                                                Cal Dive International, Inc.

                                                                      APPENDIX A

                      CAL DIVE INTERNATIONAL, INC. ("CDI")

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

1. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by CDI to any governmental body or the public; CDI's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and CDI's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor CDI's financial reporting process and internal control system.

     - Review and appraise the audit efforts of CDI's independent accountants.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of the Charter.

2. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A person may not serve as a member of the audit committee of the Board of Directors if:

          (a) That person is or was at any time during the previous three years an employee of CDI or its affiliates

          (b) That person, currently or at any time during the previous three years, (1) has or has had a direct business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with CDI or (2) is or has been a partner, controlling shareholder, officer or employee of an organization that has a business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with CDI, unless the Board of Directors determines in its business judgment that the relationship described in either (a) or (b) above does not interfere with the director's exercise of independent judgment;

          (c) That person is an executive of another corporation, in which corporation any executive of CDI currently serves on its compensation committee; or

          (d) That person is a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law of, or shares a home with, a person who is or has been at any time during the previous three years an executive officer of CDI or any of its affiliates.

     Notwithstanding the foregoing, the Board of Directors may appoint to the audit committee one non-employee director that would otherwise be disqualified under (a) or (b) above, if the Board of Directors determines in its business judgment that such director's membership on the audit committee will serve the best interests of CDI and its stockholders.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

3. MEETINGS

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

4. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit committee shall:

  Documents/Reports Review

     1. Review and update this Charter periodically, as condition dictates.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review with financial management and the independent accountants the 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

  Independent Accountants

     4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with CDI to determine the accountants' independence.

     5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

  Financial Reporting Processes

     7. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

     8. Consider the independent accountants' judgements about the quality and appropriateness of CDI accounting principles as applied in its financial reporting.

     9. Consider and approve, if appropriate, major changes to CDI's auditing and accounting principles and practices as suggested by the independent accountants or management.

  Process Improvement

     10. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

     13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

  Ethical and Legal Compliance

     14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     15. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that CDI's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

     16. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     17. Review, with the organization's counsel, any legal matter that could have a significant impact on CDI's financial statements.

     18. Perform any other activities consistent with this Charter, CDI's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                [CAL DIVE LOGO]

                    400 N. SAM HOUSTON PARKWAY E. SUITE 400
                             HOUSTON TX. 77060-3500
                             PHONE #(281) 618-0400

                                 [HOUSTON MAP]

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                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                                  MAY 18, 2001

                              AND PROXY STATEMENT

                                [CAL DIVE LOGO]

                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060

                                    [Recycled Symbol] Printed on recycled paper.

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--------------------------------------------------------------------------------

                             PROXY FOR COMMON STOCK

                          CAL DIVE INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 6, 2001 hereby appoints Owen
E. Kratz and Andrew C. Becher as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Cal Dive International, Inc. held of record by the undersigned on March 26, 2001 at the 2001 Annual Meeting of Shareholders to be held on May 8, 2001 at 11:00 a.m. at the Hotel Sofitel located at 425 N. Sam Houston Parkway, E., Houston, Texas 77060, and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

1. To elect two directors of the Company to have a term expiring in 2004 and until his successor shall be elected and duly qualified.

                OWEN KRATZ             BERNARD J. DUROC-DANNER

     You may vote on the Proposal by marking one of the following boxes.

FOR the two "Class I" nominees [ ]     WITHHOLD AUTHORITY to vote for the nominees [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                           (Please See Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE CLASS I DIRECTORS INDICATED IN NUMBER 1 ABOVE. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.


                             Dated:
                                   --------------------------------------------


                             --------------------------------------------------
                                                 Signature


                             --------------------------------------------------
                                        Signature (if held jointly)


                             --------------------------------------------------
                                                   Title

                              Please sign exactly as the name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.